Exhibit B-1


                           SCHEDULE A
             (As Amended, effective January 1, 1996)
                               to
         Service Agreement, dated as of January 1, 1980


                            ARTICLE I
                           DEFINITIONS

As used in this Schedule, the following terms have the meanings indicated:

     "generating companies" - those System companies which operate facilities for the production of electricity, other than exempt wholesale generators, foreign utility companies and qualifying facilities.

     "coal companies" - those active System companies engaged in the mining, preparation, and sale of coal to the System generating companies.

Except as defined above, whenever any term defined in Instruction 01-8 of the Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies prescribed by the Securities and Exchange Commission is used herein, such term shall have the meaning assigned thereto in such Uniform System of Accounts.


                           ARTICLE II
              DETERMINATION AND ALLOCATION OF COSTS

     A. All disbursements and expenses of the Company for services performed for Clients shall be billed to such Clients. The Company will maintain a work order system for accumulating all costs on a job, project or functional basis, as appropriate. All employees, including officers, of the Company shall keep, within reasonable cost benefit standards, time records which permit ready identification of hours worked, account numbers charged and work order numbers charged. Charges for salaries will be determined from the time records of employees and will be computed on the basis of each employee's hourly rate. Records of employee related expenses, overheads and other indirect expenses will be maintained for each functional service group of the Company (hereinafter referred to as a "Group") by the Company and such expenses shall be allocated to work orders in the same manner as the salaries of the Group are allocated.

     B. Each work order request shall be initiated by the Company either upon the request of a particular Group or upon the request of a Client. Each work order request must be approved in the following manner:

          1. A work order request must be approved by a manager of the Group that sponsors the work.

          2. A work order request must be reviewed and approved by the Company's Accounting Department.

          3. The terms of a work order must be agreed upon by the Client. Acceptance will be denoted by approval of the person appointed by the Client to approve work orders.

     C. Each work order will specify the Client to be charged and, where more than one Client is to be charged, the method of allocation of such charges determined in accordance with paragraph D of this Article II.

     D. Costs accumulated on Company work orders shall be billed to Clients as follows:

          1. Costs accumulated on job, project or functional work orders for services performed for a single
               Client will be billed to that Client.

          2. Costs accumulated on job or project work orders for services performed for two or more Clients will be allocated among and billed to such Clients. The appropriate method of allocation will be determined by the Company at the time each such work order is initiated and notice of such allocation method will be given to the Clients affected.

          3. Costs accumulated on functional work orders for services of a general nature which are applicable to all Clients or to a class or classes of Clients will be allocated among and billed to such Clients by application of one or more of the allocation ratios described in paragraph E of this Article
               II. Article III specifies the method or methods of allocation which shall be used by each Group to allocate costs accumulated on such functional work orders for services of a general nature.

     E.   The following ratios shall be applied, as specified in
Article III, to allocate costs accumulated on functional work orders for services of a general nature, unless another method of allocation previously approved by the Securities and Exchange Commission is specified in the particular work order:

          1.   Kwh Sales Ratio

               A ratio the numerator of which is the total Kwh sales of each Client operating company, both billed and unbilled, during the last twelve months and the denominator of which is the sum of the Kwh sales, both billed and unbilled, of all such Clients during the same twelve months. Firm intra-System sales, exclusive of the Interchange Power Pool, between the Clients shall be eliminated from a Client's Kwh sales. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.

          2.   Client Load Ratio

               A ratio the numerator of which is the "maximum demand" in effect for a calendar month for each Client generating company and the denominator of which is the "maximum demand" in effect for a calendar month for all Client generating companies. The "maximum demand" in effect for a calendar month for a particular Client shall be equal to the maximum "load obligation", determined on a clock-hour integrated kilowatt basis, experienced by said Client during the twelve consecutive calendar months next preceding such calendar month. "Load obligation" is a Client's internal load plus any firm power sales to non-affiliated companies and to affiliated companies other than Clients.

          3.   Number of Electric Customers Ratio

               A ratio the numerator of which is the number of firm electric customers of each Client operating company and the denominator of which is the sum of the number of firm electric customers of all such Clients. This ratio will be revised semi-annually, based on figures at June 30 and December 31.

          4.   Number of Client Employees Ratio

               A ratio the numerator of which is the number of employees (exclusive of certain union employees, where applicable) of each Client and the denominator of which is the sum of the number of employees (exclusive of certain union employees, where applicable) of all Clients. This ratio will be revised semi-annually, based on figures at June 30 and December 31.

          5.   Number of Company Employees By Group Ratio

               A ratio the numerator of which is the number of employees of each Group and the denominator of which is the sum of the number of employees of all Groups. This ratio will be revised semi-annually, based on figures at June 30 and December 31.

          6.   Plant Investment Ratio

               A ratio the numerator of which is the investment in utility plant of each Client (including capital leases and coal mining assets), net of accumulated provisions for depreciation, depletion and amortization, and the denominator of which is the sum of such net investments of all Clients. This ratio will be revised semi-annually, based on figures at June 30 and December 31.

          7.   Level of Construction Ratio

               A ratio the numerator of which is the "defined construction expenditures" of each Client operating company during the last twelve months and the denominator of which is the sum of "defined construction expenditures" of all such Clients during the same twelve months. "Defined construction expenditures" for this Ratio are all construction expenditures in the following construction classifications: all production plant accounts except land and land rights; all transmission plant accounts except land and land rights; all distribution plant accounts except land and land rights, line transformers, services, meters and leased property on customers' premises; and the following general plant accounts:
               Structures and Improvements, Shop Equipment,
               Laboratory Equipment and Communication Equipment; all exclusive of construction expenditures accumulated on work orders of a Client to which charges by the Company are being made. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.

          8.   Level of Construction - Production Ratio

               A ratio the numerator of which is the "defined construction expenditures" of each Client generating company during the last twelve months and the denominator of which is the sum of "defined construction expenditures" of all such Clients during the same twelve months. "Defined construction expenditures" for this Ratio are all construction expenditures in all "production" plant accounts except land and land rights and nuclear accounts, and exclusive of construction expenditures accumulated on work orders of a Client to which charges by the Company are being separately made. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.

          9.   Level of Construction - Transmission Ratio

               A ratio the numerator of which is the "defined construction expenditures" of each Client operating company during the last twelve months and the denominator of which is the sum of "defined construction expenditures" of all such Clients during the same twelve months. "Defined construction expenditures" for this Ratio are all construction expenditures in all "transmission" plant accounts except land and land rights, and exclusive of construction expenditures accumulated on work orders of a Client to which charges by the Company are being separately made. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.

          10.  Level of Construction - Distribution Ratio

               A ratio the numerator of which is the "defined construction expenditures" of each Client operating company during the last twelve months and the denominator of which is the sum of "defined construction expenditures" of all such Clients during the same twelve months. "Defined construction expenditures" for this Ratio are all construction expenditures in all "distribution" plant accounts except land and land rights, line transformers, services, meters and leased property on customers' premises, and exclusive of construction expenditures accumulated on work orders of a Client to which charges by the Company are being separately made. This ratio will be revised semi-annually, based on figures at June 30 and December 31.

          11.  Tons of Coal Acquired Ratio

               A ratio the numerator of which is the number of tons of coal acquired for or on behalf of each Client generating company by the Company during the last twelve months and the denominator of which is the sum of the number of tons of coal acquired for or on behalf of all Client generating companies by the Company during the same twelve months. This ratio will be revised semi-annually, based on figures at June 30 and December 31.

          12.  Computer Resource Unit Ratio

               A ratio the numerator of which is the number of computer resource units (these units measure the demands made by computer jobs on the total computer facility by first measuring the demands made on individual components of the facility and then converting each of these measurements to a common base) associated with each work order for the last month and the denominator of which is the sum of all the computer resource units associated with all work orders for the same month. This ratio will be revised monthly.

          13.  Coal Company Combination Ratio

               A ratio the numerator of which is the sum of each Client coal company's gross payroll for the last twelve months, original cost of fixed assets, original cost of leased assets, and gross revenues for the last twelve months and the denominator of which is the sum of the same factors of all Client coal companies. This ratio will be revised quarterly, based on figures at and as of March 31, June 30, September 30 and December 31.

          14.  Coal-Fired Kilowatt Hours Generation Ratio

               A ratio the numerator of which is the coal-fired kilowatt hours generation of each Client generating company for the last twelve months and the denominator of which is the sum of the coal-fired kilowatt hours generation of all Client generating companies for the same twelve months. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.

          15.  Transmission and Sub-Transmission Pole Miles Ratio

               A ratio the numerator of which is the transmission and sub-transmission pole miles of each Client operating company and the denominator of which is the sum of the transmission and sub-transmission pole miles of all such Clients. This ratio will be revised annually, based on figures at December 31.

          16.  Plant Megawatt Capability Ratio

               A ratio the numerator of which is the total megawatt capability of all fossil and hydro generating plants of each Client generating company and the denominator of which is the total megawatt capability of all fossil and hydro generating plants of all Client generating companies. This ratio will be revised annually, based on figures at December 31.

          17.  Number of Stores Transactions Ratio

               A ratio the numerator of which is the number of stores transactions processed for a Client during the last twelve months and the denominator of which is the sum of the number of stores transactions processed for all Clients during the same twelve months. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.

          18.  Data Processing Staff Job Hours Ratio

               A ratio the numerator of which is the job hours demanded from the data processing staff by each Client company during the last twelve months and the denominator of which is the job hours demanded from the data processing staff by all Clients during the same twelve months. Job hours are first measured for each Group, and then by Client using the allocation ratios applicable to each Group. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.

          19.  Fossil Plant Combination Ratio

               A ratio the numerator of which is the sum of (1) the percentage derived by dividing the total megawatt capability of all fossil generating plants of each Client generating company by the total megawatt capability of all fossil generating plants of all Client generating companies and (2) the percentage derived by dividing the total scheduled maintenance outages at all fossil generating plants of each Client generating company for the last three years by the total scheduled maintenance outages at all fossil generating plants at all Client generating companies during the same three years and the denominator of which is the factor 2. This ratio will be revised annually, based on figures at and as of December 31 respectively.

          20.  Number of Invoices Processed Ratio

               A ratio the numerator of which is the number of invoices processed for a Client during the last twelve months and the denominator of which is the sum of the number of invoices processed for all Clients during the same twelve months. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.

          21.  Useable Square Footage Group Ratio

               A ratio the numerator of which is the square footage of useable space occupied by each Group and the denominator of which is the square footage of useable space occupied by all Groups. This ratio will be revised annually for each building based on figures at December 31.

          22.  Total Annual Cost Ratio

               A ratio the numerator of which is the total annual costs charged by the Company to a Client and the denominator of which is the sum of the total annual costs charged by the Company to all Clients. This ratio will be revised annually based on figures as of December 31.

          23.  Number of Energy Trading Transactions Ratio

               A ratio the numerator of which is the number of energy trading transactions attributable to a Client (including options) during the last twelve months and the denominator of which is the sum of the number of energy trading transactions (including options) attributable to all Clients during the same twelve months. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.

     F.   The following ratios, in addition those listed in E.
above, shall be applied to allocate costs accumulated on job or project work orders for services performed for two or more
Clients:

          1.   Specific Identification Ratio

               A ratio the numerator of which is a known, pertinent and measurable factor applicable to the specific job or project (e.g., number of units delivered, ownership percentages, number of electric customers to be affected, etc.) for a Client and the denominator of which is the sum of the same factor for all participating Clients. This ratio will be revised for each factor at least once annually, based on figures as of the measurement dates.

          2.   Equal Share Ratio

               A ratio the numerator of which is one
               (representing each participating Client) and the denominator of which is the sum of all participating Clients. This ratio will be revised monthly.

          3.   Hydro Kilowatt Hours Generation Ratio

               A ratio the numerator of which is the gross kilowatt hours generated by a Client generating company at its hydro and pumped-storage facilities during the last twelve months and the denominator of which is the gross kilowatt hours generated by all Client generating companies at their hydro and pumped-storage facilities during the same twelve months. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.

          4.   Number of Purchase Orders Written Ratio

               A ratio the numerator of which is the number of purchase orders written for a Client during the last twelve months and the denominator of which is the sum of the number of purchase orders written for all Client's during the same twelve months. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.

     G. Nothing contained in this Article shall preclude the Company from revising the ratios more frequently than stated herein in response to changed circumstances. Nor shall anything contained in this Article preclude the Company from including or excluding Clients from the ratios based on the known scope of a particular work order for any month, or relative to the Clients within any particular Region or Division.


                           ARTICLE III
 DESCRIPTION OF GROUPS AND DESIGNATION OF METHODS OF ALLOCATION

A general description of each Group's activities, which may be modified from time to time by the Company without notice, is set forth in paragraph a under the name of each Group. The method or methods of allocation to be used by a Group for costs accumulated on functional work orders for services of a general nature are set forth in paragraph b under the name of each Group. No substitution or change will be made in the methods of allocation hereinafter specified unless a new method of allocation has been approved by the Securities and Exchange Commission. Notice of any change in the method of allocation applicable to a work order shall be given to the Clients affected.

          1.   Accounting

               a.   Description of Group's Activity

                    This Group performs the following activities:

                    (1)  Accounting Policy and Research

                         Prepares various reports used by
                         management, reviews financial reports,
                         administers financially related special
                         projects and formulates overall System
                         accounting policy.

                    (2)  Accounting Services

                         Performs payroll, accounts payable, and
                         other accounting services for the
                         Company and other Client companies.

                    (3)  Ledger Accounting

                         Maintains the general and subsidiary
                         ledgers along with other related records for the Company, American and associate companies.

                    (4)  Financial and Regulatory Reporting

                         Prepares, reviews and consolidates
                         financial reports. Other duties include the compilation of statistical information of a non-financial nature.

               b.   Method of Allocation

                    (1)  Services benefitting Company Groups -
                         allocated to Groups based on Number of
                         Employees by Group Ratio and then to
                         Clients on the same basis as the work
                         orders of the Company Groups.

                    (2)  Services related to accounts payable -
                         allocated to Client companies based on
                         Number of Invoices Processed Ratio.

                    (3)  Services related to customer accounting
                         and remittance processing - allocated to operating companies based on Number of Electric Customers Ratio.

                    (4)  Services related to data processing
                         operations - allocated to Client
                         companies based on Data Processing Staff
                         Job Hours Ratio.

                    (5)  Services related to owned assets -
                         allocated to operating companies based
                         on Plant Investment Ratio.

                    (6)  Services related to fuel - allocated to
                         operating companies based on Tons of
                         Coal Acquired Ratio.

                    (7)  Services related to stores - allocated
                         to operating companies and coal
                         companies based on Number of Stores
                         Transactions Ratio.

                    (8)  Services related to payroll - allocated
                         to Client companies based on Number of
                         Client Employees Ratio.

                    (9)  Services related to benefits accounting
                         - allocated to Client companies based on the Number of Client Employees Ratio.

                    (10) Other services related to operations -
                         allocated to the operating companies
                         based on the Kwh Sales Ratio.

                    (11) Other services related to coal companies
                         - allocated to the coal companies based
                         on the Coal Company Combination Ratio.

                    (12) Other services related to both utility
                         and non-utility Client companies -
                         allocated to such companies based on the Total Annual Cost Ratio.

          2.   Consumer Services

               a.   Description of Group's Activity

                    Advises the operating companies in their relations with electric customers and oversees marketing of the products and services of those Clients. Also performs economic and community development within the areas served by the Operating Companies and provides services to non-utility Client companies.

               b.   Method of Allocation

                    (1)  Services related to operating companies
                         - allocated to the operating companies
                         based on the Number of Electric
                         Customers Ratio.

                    (2)  Other services related to both utility
                         and non-utility Client companies -
                         allocated to such companies based on the Total Annual Cost Ratio.

          3.   Corporate Communications

               a.   Description of Group's Activity

                    Prepares and disseminates information on all phases of the business of a Client, including company goals, plant expansion, fuel consumption, financing activities, rates, energy management and technological advances. Also provides assistance with media relations, news releases, advertising, news letters and answers to inquiries from the public.

               b.   Method of Allocation

                    (1)  Services related to operating companies
                         - allocated to the operating companies
                         based on the Kwh Sales Ratio.

                    (2)  Services related to coal companies -
                         allocated to the coal companies based on the Coal Company Combination Ratio.

                    (3)  Other services related to both utility
                         and non-utility Client companies -
                         allocated to such companies based on the Total Annual Cost Ratio.

          4.   Corporate Development

               a.   Description of Group's Activity

                    Evaluates and develops new business
                    opportunities, including non-utility
                    investments, products and services.

               b.   Method of Allocation

                    (1)  Services related to non-utility
                         companies or to both utility and non-
                         utility Client companies - allocated to
                         such Client companies based on the Total
                         Annual Cost Ratio.

                    (2)  Services related to utility companies -
                         allocated to the operating companies
                         based on the Kwh Sales Ratio.

          5.   Corporate Planning and Budgeting

               a.   Description of Group's Activity

                    Renders services relating to operational forecasting, the operating companies' construction budgets, and rates proceedings.

               b.   Method of Allocation

                    (1)  Services related to construction
                         budgeting - allocated to the operating
                         companies based on the Level of
                         Construction Ratio.

                    (2)  Services related to coal companies -
                         allocated to the coal companies based on the Coal Company Combination Ratio.

                    (3)  Other services related to operations -
                         allocated to the operating companies
                         based on the Kwh Sales Ratio.

                    (4)  Other services related to both utility
                         and non-utility Client companies -
                         allocated to such companies based on the Total Annual Cost Ratio.

          6.   Corporate Services

               a.   Description of Group's Activity

                    Provides office space and communication
                    facilities and such services as mail room, general supplies, general files and office services, which services will generally benefit other Groups within the Company. In addition, has administrative responsibility for security at all Client company locations and for the planning and administration related to the construction of office and service buildings. Acquires vehicles and certain mining equipment. Analyzes the vehicle and equipment proposed for acquisition and monitors performance after acquisition from an engineering standpoint. Administers vehicle and equipment leasing.

               b.   Method of Allocation

                    (1)  Office building costs, including
                         interest on mortgage notes and building
                         loans - allocated to Groups based on
                         Useable Square Footage Group Ratio and
                         then to Clients on the same basis as the work orders of the Company Groups.

                    (2)  Services benefitting Company Groups -
                         allocated to Groups based on the Number
                         of Employees by Group Ratio and then to
                         Clients on the same basis as the work
                         orders of the Company Groups.

                    (3)  Services related to operations -
                         allocated to operating companies based
                         on the Kwh Sales Ratio.

                    (4)  Services related to coal companies -
                         allocated to the coal companies based on the Coal Company Combination Ratio.

                    (5)  Other services related to both utility
                         and non-utility Client companies -
                         allocated to such companies based on the Total Annual Cost Ratio.

          7.   Energy Delivery Support

               a.   Description of Group's Activity

                    Manages transmission and distribution
                    research, electrical laboratories, land, operations improvements, telecommunications, measurements and customer support systems, and extra high-voltage engineering and technology development.

               b.   Method of Allocation

                    (1)  Services related to telecommunications
                         construction and operation - allocated
                         to all companies based on the Number of
                         Client Employees Ratio.

                    (2) Services related to construction (except telecommunications) - allocated to the operating companies based on the Level of Construction - Transmission Ratio or the Level of Construction - Distribution Ratio.

                    (3)  Services related to operations and
                         maintenance for transmission - allocated to the operating companies based on the Transmission and Sub-Transmission Pole Miles Ratio.

                    (4)  Services related to operations and
                         maintenance for distribution - allocated to the operating companies based on the Number of Electric Customers Ratio.

                    (5)  Services related to Land Management -
                         allocated to the operating companies
                         based on the Kwh Sales Ratio.

          8.   Energy Distribution

               a.   Description of Group's Activity

                    Manages customer services activities and provides engineering, operations and data systems support to Clients' regional distribution organizations.

               b.   Method of Allocation

                    (1)  Services related to construction -
                         allocated to the operating companies
                         based on the Level of Construction -
                         Distribution Ratio.

                    (2)  Services related to customer services
                         and other general activities - allocated to the operating companies based on the Number of Electric Customers Ratio.

          9.   Energy Pricing and Regulatory Services

               a.   Description of Group's Activity

                    Monitors and participates in rates activities for the operating companies. Performs services related to rates research and design.

               b.   Method of Allocation

                    Allocated to the operating companies based on the Kwh Sales Ratio.

          10.  Energy Transmission

               a.   Description of Group's Activity

                    Manages and provides transmission system engineering, and manages transmission system construction, operations and maintenance.

               b.   Method of Allocation

                    (1)  Services related to construction -
                         allocated to the operating companies
                         based on the Level of Construction -
                         Transmission Ratio.

                    (2)  Services related to operations and
                         maintenance - allocated to the operating companies based on the Transmission and Sub-Transmission Pole Miles Ratio.

          11.  Environmental Services

               a.   Description of Group's Activity

                    Provides engineering, technical and
                    scientific assistance to the generating, operating, and coal companies to assure that those companies comply with local, state, and federal environmental requirements. Also determines the need, the content required, and the engineering input necessary for environmental permits and assists in the acquisition of those permits from the appropriate agencies. Also provides technical assistance and guidance in the audit of environmental protection performance and in specialized environmental training.

               b.   Method of Allocation

                    (1)  Services related to coal mining -
                         allocated to the coal companies based on the Coal Company Combination Ratio.

                    (2)  Services related to generating plants -
                         allocated to the generating companies
                         based on the Plant Megawatt Capability
                         Ratio or the Coal-Fired Kilowatt Hours
                         Generation Ratio.

                    (3)  Services related to operations and
                         maintenance - allocated to the operating companies based on the Kwh Sales Ratio.

          12.  Executive Group

               a.   Description of Group's Activity

                    This Group, consisting of the Chairman of the Board, the Executive Vice Presidents of the Company and their immediate staffs, provides executive management and strategic planning services to the Clients.

               b.   Method of Allocation

                    (1)  Services related to operating companies
                         - allocated to the operating companies
                         based on the Kwh Sales Ratio.

                    (2)  Services related to coal companies -
                         allocated to the coal companies based on the Coal Company Combination Ratio.

                    (3)  Other services related to both utility
                         and non-utility Client companies -
                         allocated to such companies based on the Total Annual Cost Ratio.

          13.  Finance

               a.   Description of Group's Activity

                    Renders services in the areas of financings, cash management, investor relations, rates proceedings, and leasing activities. Responsible for the maintenance and renewal of all types of insurance coverage for all System companies and oversight of pension plan and trust investments.

               b.   Method of Allocation

                    (1)  Services related to coal companies -
                         allocated to the coal companies based on the Coal Company Combination Ratio.

                    (2)  Services related to insurance activities
                         - allocated to the operating companies
                         and the coal companies based on the
                         Plant Investment Ratio.

                    (3)  General services related to operating
                         companies - allocated to the operating
                         companies based on the Kwh Sales Ratio.

                    (4)  Other services related to both utility
                         and non-utility Client companies -
                         allocated to such companies based on the Total Annual Cost Ratio.

          14.  Fossil and Hydro Production

               a.   Description of Group's Activity

                    Manages all Client fossil and hydro
                    generating stations, including operations and performance. Also provides project, outage maintenance and other support services.

               b.   Method of Allocation

                    (1)  Services related to construction -
                         allocated to the generating companies
                         based on the Level of Construction -
                         Production Ratio.

                    (2)  Services related to scheduled
                         maintenance outages - allocated to the
                         generating companies based on the Fossil
                         Plant Combination Ratio.

                    (3)  Services related to production -
                         allocated to the generating companies
                         based on the Plant Megawatt Capability
                         Ratio.

          15.  Fuel Supply and Business Support

               a.   Description of Group's Activity

                    Renders services to the coal companies in their mining and preparation of coal and to the generating companies in their procurement and transportation of coal. Also performs business planning and financial management for the coal companies and generating companies.

               b.   Method of Allocation

                    (1)  Services related to coal procurement -
                         allocated to the generating companies
                         based on the Tons of Coal Acquired
                         Ratio.

                    (2)  Services related to coal mining -
                         allocated to the coal companies based on the Coal Company Combination Ratio.

                    (3) Services related to planning - allocated to the generating companies based on the Coal-Fired Kilowatt Hours Generation Ratio and to the coal companies based on the Coal Company Combination Ratio.

          16.  Human Resources

               a.   Description of Group's Activity

                    Initiates, maintains, supervises and
                    administers the human resources policies of all Clients as well as the Company.

                    The responsibilities of the Group include:

                    (1)  Establishment of policies regarding
                         compensation and benefits.

                    (2)  Supervision of compliance with legal
                         requirements in the areas of equal
                         employment practices, safety and health, among others.

                    (3) Establishment of management and employee development programs.

                    (4) Providing legal counsel to the operating companies regarding lawsuits, providing interpretations of labor laws, and supervising the activities of outside legal counsel.

                    (5)  Supervision of labor negotiations and
                         establishment of policies with labor
                         unions.

               b.   Method of Allocation

                    (1)  Services benefitting Company Groups -
                         allocated to Groups within the Company
                         based on the Number of Company Employees
                         By Group Ratio and then to Clients on
                         the same basis as the work orders of the Company Groups.

                    (2)  Services related to Client Human
                         Resources and pensions and other
                         employee benefits - allocated to all
                         companies with employees based on the
                         Number of Client Employees Ratio.

          17.  Information Services

               a.   Description of Group's Activity

                    Provides electronic data processing services to Clients and to other Groups of the Company.

                    The activities of the Group include:

                    (1)  Machine related computer activity -
                         services such as data processing for
                         customer accounting, payroll and general accounting, engineering planning, purchasing and stores studies, forecasts and various other administrative and engineering applications.

                    (2)  Computer applications activity -
                         services such as feasibility studies for new applications, development of new applications, enhancement of existing applications and other related activity.

               b.   Method of Allocation

                    (1)  Machine related computer activities:

                         (a)  Capacity used by other Company
                              Groups - allocated to work orders
                              based on the Computer Resource Unit
                              Ratio and then to Clients on the
                              same basis as the work orders of
                              the other Company Groups.

                         (b)  Capacity used by Information
                              Services - allocated to work orders
                              based on the distribution of direct
                              charges for capacity used by other
                              Company Groups and then to Clients
                              on the same basis as the work
                              orders of the other Company Groups.

                    (2)  Services related to data administration
                         - allocated to the operating companies
                         based on the Kwh Sales Ratio, to the
                         coal companies based on the Coal Company
                         Combination Ratio, and to both utility
                         and non-utility companies based on the
                         Total Annual Cost Ratio.

          18.  Internal Audits

               a.   Description of Group's Activity

                    Performs independent appraisals of
                    significant activities carried out within
                    Client companies through application of
                    financial, operational and compliance audit techniques.

               b.   Method of Allocation

                    (1)  Services related to operating companies
                         - allocated to the operating companies
                         based on the Kwh Sales Ratio.

                    (2)  Services related to coal companies -
                         allocated to the coal companies based on the Coal Company Combination Ratio.

                    (3)  Other services related to both utility
                         and non-utility Client companies -
                         allocated to such companies based on the Total Annual Cost Ratio.

          19.  Legal

               a.   Description of Group's Activity

                    Renders services relating to financings, financial reporting, shareholders' meetings, rates proceedings, environmental matters, contracts, real estate, leasing and other legal matters.

               b.   Method of Allocation

                    (1)  Services related to operating companies
                         - allocated to the operating companies
                         based on the Kwh Sales Ratio.

                    (2)  Services related to coal companies -
                         allocated to the coal companies based on the Coal Company Combination Ratio.

                    (3)  Other services related to both utility
                         and non-utility Client companies -
                         allocated to such companies based on the Total Annual Cost Ratio.

          20.  Marketing-Energy Services and Power Marketing

               a.   Description of Group's Activity

                    Markets electric power, natural gas, other energy commodities and related services.
                    Performs energy trading, including options, for Client companies.

               b.   Methods of Allocation

                    (1)  Services related to the marketing of
                         wholesale electric power-allocated to
                         the generating companies based on the
                         Client Load Ratio.

                    (2)  Services related to energy trading
                         (including options) - allocated to the
                         generating companies and/or other
                         affiliates, as applicable, based on the
                         Number of Energy Trading Transactions
                         Ratio.

          21.  Nuclear Generation

               a.   Description of Group's Activity

                    Manages and oversees the operations of the Donald C. Cook Nuclear Generating Plant.

               b.   Method of Allocation

                    Allocated directly to Indiana Michigan Power
                    Company, operator of the Donald C. Cook
                    Nuclear Generating Plant.

          22.  Power Generation Engineering

               a.   Description of Group's Activity

                    Provides integrated engineering and design services to all fossil and hydro plants and to the plant regional service organizations.

               b.   Method of Allocation

                    (1)  Services related to construction -
                         allocated to the generating companies
                         based on the Level of Construction -
                         Production Ratio.

                    (2)  Services related to operations and
                         maintenance - allocated to the
                         generating companies based on the Plant
                         Megawatt Capability Ratio.

                    (3)  Services related specifically to ash
                         management and marketing - allocated to
                         the generating companies based on the
                         Tons of Coal Acquired Ratio.

          23.  Procurement and Supply Chain Services

               a.   Description of Group's Activity

                    Provides services in connection with the procurement of equipment and stores items, including market research, preparation of commitments, requests for quotations, preparation of bid summaries, and materials management.

               b.   Method of Allocation

                    (1)  Services related to operating companies
                         - allocated to the operating companies
                         based on the Kwh Sales Ratio.

                    (2)  Services related to coal companies -
                         allocated to the coal companies based on the Coal Company Combination Ratio.

                    (3)  Other services related to both utility
                         and non-utility Client companies -
                         allocated to such companies based on the Total Annual Cost Ratio.

          24.  System Planning

               a.   Description of Group's Activity

                    Forecasts electric demand and energy
                    requirements for Client operating companies;
                    identifies cost-effective demand side
                    measures to be pursued and the resultant level of customer load modification that can be achieved; and develops plans to provide and integrate the production and transmission facilities needed to service the electricity requirements of customers of the operating companies.

               b.   Method of Allocation

                    (1)  Services related to operations -
                         allocated to the operating companies
                         based on the Kwh Sales Ratio.

                    (2)  Services related to generating
                         activities - allocated to the generating companies based on the Client Load
                         Ratio.

          25.  Tax

               a.   Description of Group's Activity

                    Ensures compliance with all federal, state and local tax laws. Prepares and files applicable returns and coordinates the issuance of tax accounting instructions to Client companies.

               b.   Method of Allocation

                    (1)  Services related to operating companies
                         - allocated to the operating companies
                         based on the Kwh Sales Ratio.

                    (2)  Services related to coal companies -
                         allocated to the coal companies based on the Coal Company Combination Ratio.

                    (3)  Other services related to both utility
                         and non-utility Client companies -
                         allocated to such companies based on the Total Annual Cost Ratio.


                           ARTICLE IV
                      ACCOUNTS AND RECORDS

All accounts and records of the Company shall be kept in accordance with the General Rules and Regulations promulgated by the Securities and Exchange Commission pursuant to the 1935 Act, in particular, the Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies in effect from and after the date hereof.


                            ARTICLE V
                             BILLING

     A.   Information To Be Furnished To Clients

     The Company will furnish each Client with a work order describing the work to be performed, the method of allocation, and the accounts to be charged as a result of cost incurred within each work order. The Company will also furnish each Client at the end of each calendar year a statement showing the calculation of the amount of interest on borrowed capital billed to each Client for the previous twelve months.

     B.   Monthly Bills and Detailed Statement of Charges

     As soon as practicable after the close of each month the Company will issue to each Client an invoice and detail of charges which will itemize by work order number the amounts due from the Client for services, overhead and expenses for such month. All amounts so billed shall be paid by the Client within thirty (30) days after receipt of the bill.

     Subject to Rule 91 of the Rules and Regulations of the Securities and Exchange Commission, interest cost on borrowed capital (exclusive of interest on mortgage notes or other building loans) and income taxes shall be allocated to Clients based on the Total Annual Cost Ratio.

     C.   Information To Be Furnished By Clients

     The Client will forward to the Company from time to time, as requested, such financial and statistical information as the Company may need to compute the charges payable by such Client.

     D.   Estimated Costs

     Charges to the work orders may be made upon the basis of estimated costs to the Client which shall conform as nearly as may be practicable to actual costs, provided that at stated intervals adjustments of the estimated costs to actual costs shall be made. Invoices to the Client shall clearly indicate any adjustments to estimated costs previously billed. Such adjustments may be made at intervals during the fiscal year, but final adjustments shall be made at the end of such year. Overbillings or underbillings arising from these adjustments shall be cleared through the work orders to which they apply.


                           ARTICLE VI
                      INSPECTION OF RECORDS

The Company agrees to keep its books and records available for inspection at all reasonable times by representatives of the Client in order that the correctness of the charges made by the Company for services to the Client may be verified by the Client.